                               CENTURY MEDIA, INC.
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000

                               CENTURY MEDIA, INC.



                                    CONTENTS

PAGE      1       INDEPENDENT AUDITORS' REPORT

PAGE      2       BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000

PAGE      3       STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001
                  AND 2000

PAGE      4       STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY FOR
                  THE YEARS ENDED DECEMBER 31, 2001 AND 2000

PAGE      5       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001
                  AND 2000

PAGES  6 - 19     NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  Century Media, Inc.

We have audited the accompanying balance sheets of Century Media, Inc. as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' (deficiency) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Century Media, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has a net loss of $5,960,160, a working capital deficiency of $6,077,258, net cash used in operations of $3,194,628, and stockholders' deficiency of $5,235,720. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEINBERG & COMPANY, P.A.


Los Angeles, California
May 10, 2002

                               CENTURY MEDIA, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2001 AND 2000



                                                                                          2001              2000
                                                                                       -----------      -----------
                                                       ASSETS
CURRENT ASSETS
 Cash                                                                                  $   302,102      $ 2,619,192
 Accounts receivable, net                                                                1,591,449        2,691,850
 Prepaid and refundable income taxes                                                       363,433               --
 Prepaid media                                                                             910,513        1,067,849
 Prepaid and other current assets                                                           33,658          466,462
                                                                                       -----------      -----------
    Total Current Assets                                                                 3,201,155        6,845,353
                                                                                       -----------      -----------
PROPERTY & EQUIPMENT - NET                                                                 560,023          790,599
                                                                                       -----------      -----------
OTHER ASSETS
 Goodwill - net                                                                            984,062        3,399,248
                                                                                       -----------      -----------
    Total Other Assets                                                                     984,062        3,399,248
                                                                                       -----------      -----------
TOTAL ASSETS                                                                           $ 4,745,240      $11,035,200
                                                                                       ===========      ===========

                                 LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES
 Cash overdraft                                                                        $ 1,399,261      $        --
 Accounts payable                                                                        3,943,349        5,275,980
 Accrued expenses                                                                          629,135          485,695
 Advances                                                                                  287,322               --
 Line of credit                                                                            400,112        1,618,420
 Deferred revenue                                                                          869,244          839,418
 Income taxes payable                                                                           --           30,546
 Subordinated notes -- stockholders - current portion                                    1,555,664          748,156
 Notes payable -- current portion                                                          172,206          169,247
 Capital leases -- current portion                                                          22,120               --
                                                                                       -----------      -----------
    Total Current Liabilities                                                            9,278,413        9,167,462
                                                                                       -----------      -----------

LONG-TERM LIABILITIES
 Subordinated notes - stockholders - net of current portion                                     --          271,594
 Notes payable - net of current portion                                                    685,224          761,704
 Capital leases - net of current portion                                                    17,323               --
 Deferred income taxes                                                                          --          110,000
                                                                                       -----------      -----------
    Total Long-Term Liabilities                                                            702,547        1,143,298
                                                                                       -----------      -----------

TOTAL LIABILITIES                                                                        9,980,960       10,310,760
                                                                                       -----------      -----------

STOCKHOLDERS' (DEFICIENCY) EQUITY
 Preferred stock, 1,000,000 shares authorized, none issued                                      --               --
 Common stock, 10,000,000 shares authorized, 5,161,666 shares issued and                   103,233          103,233
  outstanding
 Retained earnings (accumulated deficit)                                                (5,338,953)         621,207
                                                                                       -----------      -----------
    Total Stockholders' (Deficiency) Equity                                             (5,235,720)         724,440
                                                                                       -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY                                $ 4,745,240      $11,035,200
                                                                                       ===========      ===========


                 See accompanying notes to financial statements.

                               CENTURY MEDIA, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                                2001               2000
                                                                             ------------      ------------
REVENUES
 Media                                                                       $ 11,682,195      $ 39,914,934
 Consulting                                                                     1,165,477         1,763,159
 Commissions                                                                    1,884,812         2,283,027
                                                                             ------------      ------------
    Total Revenues                                                             14,732,484        43,961,120
                                                                             ------------      ------------

COST OF REVENUES
 Media                                                                         10,268,227        36,356,925
 Consulting                                                                     1,046,307         1,365,400
                                                                             ------------      ------------
    Total Cost Of Revenues                                                     11,314,534        37,722,325
                                                                             ------------      ------------

GROSS PROFIT                                                                    3,417,950         6,238,795
                                                                             ------------      ------------
OPERATING EXPENSES
 Salaries and payroll taxes                                                     2,653,636         2,776,340
 Loss on impairment of goodwill                                                 2,296,146                --
 General and administrative                                                     1,064,635           997,800
 Provision for bad debts                                                          798,317                --
 Computer software development                                                    670,427                --
 Management fee                                                                   504,000           488,724
 Depreciation and amortization                                                    442,189           311,175
 Rent                                                                             356,772           318,612
 Outside services                                                                 299,840           292,436
 Professional fees                                                                235,473            87,374
                                                                             ------------      ------------
     Total Operating Expenses                                                   9,321,435         5,272,461
                                                                             ------------      ------------

(LOSS) INCOME FROM OPERATIONS                                                  (5,903,485)          966,334
                                                                             ------------      ------------

OTHER (EXPENSE)
 Other expense                                                                    (66,449)          (25,250)
 Interest expense                                                                (368,584)         (248,392)
                                                                             ------------      ------------
     Total Other (Expense)                                                       (435,033)         (273,642)
                                                                             ------------      ------------

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES                                (6,338,518)          692,692

(BENEFIT) PROVISION FOR INCOME TAXES                                             (378,358)          285,000
                                                                             ------------      ------------

NET (LOSS) INCOME                                                            $ (5,960,160)     $    407,692
                                                                             ============      ============

NET (LOSS) INCOME PER COMMON SHARE - BASIC AND DILUTED                       $      (1.15)     $       0.08
                                                                             ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED        5,161,666         5,161,666
                                                                             ============      ============


                 See accompanying notes to financial statements.

                               CENTURY MEDIA, INC.
           STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                                                Retained
                                     Preferred Stock                  Common Stock              Earnings/
                               --------------------------      ---------------------------     Accumulated
                                 Shares          Amount          Shares          Amount          Deficit           Total
                               -----------     -----------     -----------     -----------     -----------      -----------
Balance, January 1, 2000                --     $        --       5,161,666     $   103,233     $   213,515      $   316,748
Net Income 2000                         --              --              --              --         407,692          407,692
                               -----------     -----------     -----------     -----------     -----------      -----------

Balance, December 31, 2000              --              --       5,161,666         103,233         621,207          724,440

Net Loss 2001                           --              --              --              --      (5,960,160)      (5,960,160)
                               -----------     -----------     -----------     -----------     -----------      -----------
BALANCE,
 DECEMBER 31, 2001                      --     $        --       5,161,666     $   103,233     $(5,338,953)     $(5,235,720)
                               ===========     ===========     ===========     ===========     ===========      ===========


                 See accompanying notes to financial statements.

                               CENTURY MEDIA, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                              2001              2000
                                                                           -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                                         $(5,960,160)     $   407,692
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
   Provision for bad debts                                                     798,317               --
   Depreciation and amortization                                               442,189          311,175
   Loss on impairment of goodwill                                            2,296,146               --
  Changes in operating assets and liabilities:
   Decrease (Increase) in accounts receivable                                  302,084       (1,911,150)
   Decrease (Increase) in prepaid media                                        157,336          (88,630)
   Decrease (Increase) in prepaid and other current assets                     432,804         (432,899)
   (Increase) in prepaid and refundable income taxes                          (363,433)              --
   (Decrease) Increase in accounts payable                                  (1,332,631)       4,131,721
   Increase (Decrease) in accrued expenses                                     143,440         (242,375)
   Increase (Decrease) in unearned revenue                                      29,826         (754,638)
   (Decrease) in income taxes payable                                          (30,546)         (29,814)
   (Decrease) in deferred income tax liability                                (110,000)        (248,865)
                                                                           -----------      -----------
        Net Cash (Used In) Provided By Operating Activities                 (3,194,628)       1,142,217
                                                                           -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of business                                                            --       (1,015,559)
 Acquisition of equipment                                                      (27,888)         (76,999)
                                                                           -----------      -----------
        Net Cash Used In Investing Activities                                  (27,888)      (1,092,558)
                                                                           -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash overdraft                                                              1,399,261
 Exercise of stock options                                                          --            1,233
 Proceeds from line of credit                                                       --        1,618,420
 Repayments on line of credit                                               (1,218,308)              --
 Bank loan payment                                                                  --         (500,000)
 Financing accounting equipment                                                     --           62,986
 Notes for acquisition of business                                                  --          800,000
 Note related to acquisition                                                        --          181,637
 Proceeds from subordinated notes -- stockholders                              807,508               --
 Repayment of subordinated notes - stockholders                               (271,594)         (42,750)
 Proceeds from notes payable                                                   214,449               --
 Principal repayments on notes payable                                        (287,969)        (113,673)
 Proceeds from advances                                                        287,322               --
 Principal repayments on capital leases                                        (25,243)              --
                                                                           -----------      -----------
        Net Cash Provided By Financing Activities                              905,426        2,007,853
                                                                           -----------      -----------
NET (DECREASE) INCREASE IN CASH                                             (2,317,090)       2,057,512

CASH - BEGINNING OF YEAR                                                     2,619,192          561,680
                                                                           -----------      -----------
CASH - END OF YEAR                                                         $   302,102      $ 2,619,192
                                                                           ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

Interest                                                                   $   357,043      $   273,641
                                                                           ===========      ===========

Income taxes                                                               $    54,000      $   289,560
                                                                           ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During 2001, the Company acquired software totaling $64,685 under capital lease obligations.


                 See accompanying notes to financial statements.

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

Century Media, Inc. (the "Company") was formed on July 29, 1997 in the state of California. The Company is a global direct response marketing and advertising agency that produces response-driven infomercials, and provides product placement, media buying, medical marketing, production and syndication of television programming, and other associated transactional media business pursuits.

As of April 14, 2000 the Company acquired from TMT Media Corporation ("TMT"), the portion of their business defined as direct response advertising, including the TMT name, fixed assets, contracts, media air time, customer lists and related proprietary data. The purchase price was $1,000,000, payable $200,000 cash at closing; a non-interest bearing note for $100,000, payable 45 days from the closing date and a note for $700,000, with interest at 9%per annum, payable $8,867.30 per month, with the remaining principal due on the third anniversary of the closing. Under certain conditions, there is an additional contingent payment of $1,250,000 plus interest, which accrues at the rate of 6% commencing on the third anniversary of the closing. The Company has not recorded this additional contingent payment (See Note 16 (B)).

(B) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) CASH AND CASH EQUIVALENTS

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated, using the straight-line method over the estimated economic useful lives of 5 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized (See Note 1(E)).

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


(E) CHANGE IN ACCOUNTING ESTIMATE

Effective January 1, 2001, the Company revised its estimate of the useful life of computer software. Previously, all purchased computer software was amortized on a straight-line basis over a period of five years. In order to more accurately reflect the period in which computer software will remain in service, the Company has elected to amortize its computer software on a straight-line basis over three years. The result of this accounting change was to increase current period amortization expense and net loss by $93,879 (See Notes 1(D) and 4)).

(F) GOODWILL

Goodwill arising from the acquisition of TMT Media Corporation in 2000 (See Note 1(A)) and Williams Worldwide in 1999, was being amortized on a straight-line basis over a thirty-year period prior to its impairment during the year ended December 31, 2001 (See Notes 1(G) and 5).

(G) IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived assets and for Long-Lived Assets to be Disposed Of." Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicated that the carrying amount of such assets may not be fully recoverable.

The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

During the year ended December 31, 2001, the Company recognized an impairment loss on goodwill totaling $ 2,296,146 (See Notes 1(F) and 5).

(H) REVENUE RECOGNITION

The Company recognizes revenue from the sale of media time to advertising clients 14 days prior to broadcast, at which time such revenue becomes nonrefundable according to the terms of the underlying sales agreements. Included in the monies received from advertising clients are amounts, which represent the reimbursement of media time purchased on behalf of the customer for the related advertisements. These media purchase reimbursements have been accounted for as an offset to the related media purchases for the respective advertisement and not as gross revenues as prescribed under EITF 99-19 and

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


SAB 101. Monies received more than 14 days prior to the broadcast of the related advertisement are recorded as deferred revenue.

The Company earns commissions in connection with the procurement of media time on behalf of advertising clients. Such commissions are also considered earned 14 days prior to broadcast. Under these arrangements, the Company is deemed to be at risk and therefore records revenues and related costs at their gross amounts, consistent with EITF 99-19 and SAB 101.

The Company has entered into contractual agreements with other advertising firms to share revenues based upon the terms of the specific agreements. The income produced by these revenue-sharing contracts are recognized as media or commission income depending upon the nature of the income earned from the agreement.

(I) INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(K) EARNINGS (LOSS) PER SHARE

Net loss per common share for the years ended December 31, 2001 and 2000 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share".

(L) BUSINESS SEGMENTS

      The Company operates in one segment and therefore segment information is not presented.

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


(M) RECLASSIFICATIONS

Certain reclassifications have been made to the December 31, 2000 financial statements to conform to the December 31, 2001 financial statement presentation.

(N) RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

NOTE 2 ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, were as follows:

                                             2001              2000
                                          -----------      -----------
Accounts receivable                       $ 1,986,745      $ 2,781,850

Less: allowance for doubtful accounts        (395,296)         (90,000)
                                          -----------      -----------
Accounts receivable, net                  $ 1,591,449      $ 2,691,850
                                          ===========      ===========

NOTE 3  PREPAID MEDIA

The Company recognizes prepaid media when the amounts paid to vendors for media bookings exceed current amounts due for media bookings. Prepaid media as of December 31, 2001 and 2000 were $910,513 and $1,067,849, respectively.

NOTE 4  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31:

                                         2001           2000
                                      ----------     ----------
Computer software (See Note 1(E))     $  321,394     $  256,708
Furniture and fixtures                   109,888        108,510
Office equipment                         710,362        683,852
Leasehold improvements                    44,774         44,774
                                      ----------     ----------
                                       1,186,418      1,093,844
Less: Accumulated depreciation           626,395        303,245
                                      ----------     ----------
Property and equipment - net          $  560,023     $  790,599
                                      ==========     ==========

Depreciation expense was $323,149 and $197,126 in 2001 and 2000, respectively.

NOTE 5  GOODWILL

Goodwill arising from the acquisition of TMT and Williams Worldwide was being amortized on a straight-line basis over thirty-years.

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


Goodwill as of December 31, 2001 was as follows:

Goodwill                          $ 3,571,200
Loss on impairment                 (2,296,146)
Less accumulated amortization        (290,992)
                                  -----------
                                  $   984,062
                                  ===========

Amortization expense for the years ended December 31, 2001 and 2000 was $119,040 and $114,049, respectively.

During 2001, the Company incurred a major decrease in revenues, which resulted in a substantial net loss. As a result, the Company reevaluated the carrying value of goodwill from the TMT and William Worldwide acquisitions. For purposes of determining future discounted cash flows of the goodwill, the Company, based upon historical results, current projections, and internal earnings targets, determined the discounted future cash flows of the businesses to which the goodwill relates. Based on the measurement of goodwill, the Company recognized a loss on goodwill impairment of $2,296,146 during the year ended December 31, 2001.

NOTE 6  ADVANCES

During 2001, the Company received $287,322 in advances from Blagman Media International, Inc. ("Blagman"), of the total, $187,322 represented advances for working capital and a $100,000 non-refundable payment towards the merger with Blagman (See Note 16). The working capital advances were non-interest bearing, due on demand and unsecured.

NOTE 7  LINE OF CREDIT

On August 28, 2000, the Company entered into a financing and security agreement with Prinvest Financial Corp. to secure accounts receivable financing. Amounts are advanced at 65% of accounts receivable pledged. The maximum credit limit is $3,000,000. A credit line fee of 1% of the credit limit is paid annually. A servicing fee of 0.2% of the credit limit is assessed monthly. Interest is assessed on each draw and is based on the prime rate as published in the Wall Street Journal, plus 2.25%. All accounts receivable are pledged as security for borrowings under the agreement. As of December 31, 2001 and 2000, $400,112 and $1,618,420, respectively, remained outstanding under the line of credit (See
Note 8).

NOTE 8  SUBORDINATED NOTES - STOCKHOLDERS

Notes relating to cash advances were executed at various dates during 2001, 2000 and 1999. Interest is payable at an average rate of 10.75% per annum. Interest only is payable

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


for the first eighteen months. Then principal is payable with interest in varying amounts through 2003. Principal amounts are due as follows:

Years Ending December 31,                   2001             2000
-------------------------               -------------    -------------
        2001                              $        -     $  748,156
        2002                               1,555,664        265,594
        2003                                       -          6,000
                                        -------------    -------------
        Total                             $1,555,664     $1,019,750
                                        =============    =============

The notes are subordinated to all credit granted by Prinvest Financial Corp. (See Note 7). Subordinated notes totaling $1,270,769 were converted to 1,434,762,335 shares of Blagman Media International, Inc. stock upon the closing of the merger (See Note 16(A)).

NOTE 9  NOTES PAYABLE

Notes payable consist of the following at December 31:

                                                            2001         2000
                                                          --------     --------
Note payable to TMT Media Corporation payable, $8,867
 per month including interest at 9%, due April 2010
 and unsecured (See Notes 16 (A) and (B))                 $626,430     $770,291

Note payable to an individual 10% interest, due March
 2003, unsecured                                           231,000           --

Note payable to Philips Consumer Electronics payable,
 $10,000 per month.  The final payment of $11,637 is
 due October 2001                                               --      101,637

Contract payable, payable at $2,327 per month
 including interest at 19.58%, due August 2003,
 secured by computer equipment. The note was
 accounted for as a capital lease in 2001) (See Note
 10)                                                            --       59,023
                                                          --------     --------
                                                           857,430      930,951
  Less: current portion                                    172,206      169,247
                                                          --------     --------
                                                          $685,224     $761,704
                                                          ========     ========

Required payments of principal on notes payable at December 31, 2001, including current maturities, are summarized as follows:

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


                   2002                                 $172,206
                   2003                                  172,965
                   2004                                   62,855
                   2005                                   68,751
                   2006 and Thereafter                   380,653
                                                        ---------
                                                        $857,430
                                                        =========

NOTE 10 COMMITMENTS AND CONTINGENCIES

(A) CAPITAL LEASES

As of December 31, 2001 the Company had non-cancelable capital lease agreements.

Future minimum lease payments under the capital lease are as follows as of December 31, 2001:

Total future minimum lease payments           $ 48,098
Less: interest                                  (8,655)
                                              --------
                                                39,443
Less: current portion                           22,120
                                              --------

Long-term obligation under capital leases     $ 17,323
                                              ========

Future minimum lease payments for the capital leases as of December 31, 2001 are as follows:

2002               $22,120
2003                17,323
                   -------
                   $39,443
                   =======

(B) LITIGATION

Eileen Joyce, an individual, vs. Douglas Bornstein, an individual; Anthony Lubrano, an individual; TMT Media Corporation, a New Mexico corporation; Century Media, Inc., a California corporation; and Does 1 through 30, inclusive (LASC BC 259814) filed on October 15, 2001

The complaint consisted of seven causes of action, and the Company was named as defendant in two of those causes of action. Plaintiff's counsel filed a request for dismissal, dismissing all causes of action against the Company, on April 24, 2002.

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


See Note 16(B) for additional litigation arising from the business combination in March 2002.

(C) COMMISSION AGREEMENTS

The Company has entered into various agreements with its customers to provide direct response marketing services. As payment for these services, the Company receives commissions ranging from 7.5% to 15%. Additionally, the Company has entered into various agreements by which commissions were paid to independent parties as referral fees. The Company pays fees ranging from 1% to 10% for such referrals.

NOTE 11 MANAGEMENT FEES

On May 1, 1999, the Company entered into a service agreement with two consultants for an original term of five years, which is then automatically extended, to five successive years following the original term. The agreements call for payments of $504,000 in 2001. The fees shall increase by an amount equal to five percent over the prior year's fees for the term of the agreement. As of December 31, 2001 and 2000, the Company has charged $504,000 and $488,724, respectively, to operations.

NOTE 12 EMPLOYEE BENEFIT PLAN

The Company maintains a qualified 401(k) profit sharing plan for all eligible employees. The Company matches contributions at the rate of 25% of employee contributions to a maximum of 6% of each employee's compensation for the year.

Profit sharing expense for the years ended December 31, 2001 and 2000 was $21,826 and $16,423, respectively.

NOTE 13 EMPLOYEE STOCK OPTION PLANS AND STOCK APPRECIATION RIGHTS

(A) EMPLOYEE STOCK OPTION PLAN

On May 1, 1999, the Company's Board of Directors and stockholders adopted a new stock option plan, (the "Plan"). The Plan was developed to provide a means whereby key employees of the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company.

The Plan authorizes the issuance of options to purchase up to an aggregate of 400,000 shares of the Company's common stock. Incentive stock options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the option is granted and must be exercised, if at all, within ten years from the date of grant. All options are exercisable at $.02 per share, and may be exercised one-third each year beginning one year after the date of grant.

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


A summary of the options issued to key employees as of December 31, 2001 and 2000 is presented below:

                                           2001                  2000
                                    -------------------   -------------------
                                               Weighted              Weighted
                                    Number     Average    Number     Average
                                      of       Exercise     of       Exercise
                                    Options     Price     Options     Price
                                    --------   --------   --------   --------
Stock Options
 Balance at beginning of period      318,333     $.02      318,333     $.02
 Granted                                  --       --           --       --
 Cancelled                                --       --           --       --
 Exercised                                --       --           --       --
 Forfeited/expired                        --       --           --       --
                                    --------     ----     --------     ----
 Balance at end of period            318,333     $.02      318,333     $.02
                                    --------     ----     --------     ----
 Options exercisable at end of
  period                             318,333     $.02      318,333     $.02
                                    --------     ----     --------     ----
 Weighted average fair value of
  options granted during the
  period                                         $ --                  $ --




The following table summarizes information about stock options outstanding at December 31, 2001:

              Options Outstanding                             Options Exercisable
------------------------------------------------------    ---------------------------
                               Weighted                     Number
                 Number         Average      Weighted     Exercisable      Weighted
Range Of      Outstanding At   Remaining     Average          At           Average
Exercise       December 31,   Contractual    Exercise     December, 31,    Exercise
 Price            2001           Life         Price           2001           Price
--------    --------------    -----------    ---------    -------------    ----------
$   .02          318,333           7.33          .02          318,333           .02
            --------------    -----------    ---------    -------------    ----------
                 318,333           7.33          .02          318,333           .02
            ==============    ===========    =========    =============    ==========

At the date of the business combination discussed in Note 16, all holders of the employee incentive stock options of the Company elected to receive Blagman stock options under its existing stock option plan. For each option to buy one share of Century stock, option holders received options to purchase 225.81 Blagman shares (equivalent to the difference in value between one Company share and one Blagman share).

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


(B) STOCK APPRECIATION RIGHTS

The Company has granted to employees 320,000 options in the form of stock appreciation rights. These options are not exercisable into stock of the Company. On exercise, the participant becomes entitled to the growth in value he or she would have benefited from if the shares would have been actually issued. At the date of the business combination discussed in Note 16, these stock appreciation rights were exercised and the holders received $25,600 and 36,129,653 shares of Blagman common stock.

NOTE 14 INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2001 and 2000 is summarized as follows:

                                     2001            2000
                                   ---------      ---------
Current:
  Federal                          $(268,358)     $ 222,000
  State                                   --         63,000
  Deferred - Federal and State      (110,000)            --
                                   ---------      ---------
Income tax expense (benefit)       $(378,358)     $ 285,000
                                   =========      =========

The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2001 and 2000 as follows:

                                                               2001              2000
                                                           -------------     -------------
Expected U.S. Federal income tax (benefit) expense         $  (921,700)      $   235,000

Effect of State taxes                                             -              (21,500)

Effect of non-deductible expenses                                 -                8,500

Effect of unused  net operating loss carryforward          $   921,700       $      -
                                                           -------------     -------------
                                                                  -              222,000
                                                           =============     =============

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


                                                               2001              2000
                                                           -------------     -------------
Deferred tax assets (liability):
Net operating loss carryforward                            $   921,700       $      -
Tax effects of temporary differences arising from
 bad debts, depreciation and amortization                         -             (110,000)
                                                           -------------     -------------
  Total gross deferred tax assets (liability)                  921,700          (110,000)
Less valuation allowance                                      (921,700)             -
                                                           -------------     -------------
  Net deferred tax assets (liability)                      $      -          $  (110,000)
                                                           =============     =============

As of December 31, 2001, after carrying back the current year's net operating loss to 1999 and 2000 which results in a tax benefit of $268,358, the Company has a net operating loss carryforward of approximately $2,711,000 for U.S. Federal income tax purposes available to offset future taxable income expiring on various dates beginning in 2021.

There was no valuation allowance as of January 1, 2001. The net increase in the valuation allowance during the year ended December 31, 2001 was $921,700.

NOTE 15 GOING CONCERN

The Company's financial statements for the year ended December 31, 2001 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $5,960,160, a working capital deficiency of $6,077,258, net cash used in operations of $3,194,628 and a stockholders deficiency of $5,235,720 as of December 31, 2001. The Company's working capital deficiency as of December 31, 2001 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital, and implement its business plan. Management believes that actions presently taken to obtain additional funding and the potential for an increase in advertising media billings, provide the opportunity for the Company to continue as a going concern.

NOTE 16 SUBSEQUENT EVENT

(A) BUSINESS COMBINATION

Pursuant to an Agreement and Plan of Reorganization dated March 4, 2002, effective March 22, 2002, Blagman Media International, Inc. ("Blagman") acquired 100% of the outstanding stock of the Company by merging Blagman USA, Inc., a California corporation and wholly owned subsidiary of Blagman, into the Company. The surviving entity operates on a combined basis under the industry name Blagman-Century Media. The consolidation of the two companies results in a full service integrated direct marketing

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


venture. Certain principals of the Company have entered into consulting arrangements for services after closing and the professional staffs of the two entities were combined.

Pursuant to the transaction, Blagman acquired all of the capital stock of the Company for cash and common stock of Blagman, assumed current debt obligations and unexercised option and stock appreciation rights of the Company and assumed accrued and ongoing trade and other ordinary course obligations and relationships. Prior to the closing, the parties negotiated with the holders of portions of the outstanding debt of the Company to restructure the term and payments of such debt and in certain cases, to allow for the issuance of shares of common stock of Blagman in lieu of cash payments. Currently, Blagman Century remains obligated on $1.5 million of affiliate and third party debt, trade and similar payables, (including some deferred payables which are being discharged over extended payout periods) and certain contingent obligations including $1.25 million from the TMT Media Corporation acquisition by the Company in 2000 (See
Note 1(A) and 16 (B)).

At closing, holders of the Company's shares received twenty cents per share, of which two and one-half cents was payable in cash and the balance of seventeen and one-half cents was payable by the delivery of shares of common stock of Blagman, for a total of up to $1,160,000, depending on the number of options exercised prior to closing. Holders of the Company's debentures (approximately $750,000) also received shares of the common stock of Blagman. All of the common stock to be issued in the transaction was issued as restricted securities and has been valued based on the OTC BB closing bid price for the seven days prior to the date of the agreement or $0.0008857 per share. Holders of the common stock issued in the transaction are entitled to certain piggyback registration rights in certain offerings of Blagman for two years after closing. Blagman is not pursuing any new stock offering to finance the economic requirements of the transaction and expects to fund the ongoing requirements from operating cash flow.

As of December 31, 2001, in connection with the above merger, Blagman had advanced the Company $287,322 for operating expenses which is included in current liabilities. Of the total advance, $100,000 represented a non-refundable advance from Blagman in connection with the closing of the merger (See Note 6).

(B) LITIGATION

Subsequent to the Blagman Century merger transaction described above, TMT Media Corporation has asserted that under the April 2000 acquisition agreement, as a result of the transaction between Blagman and the Company, it is entitled, as of April 22, 2002, to the $1,250,000 contingent amount and to the payment in full of the balance of $609,564 due on the $700,000 note delivered in the 2000 acquisition (See Note 1(A)).

Blagman and the Company dispute this position. In May 2002, TMT initiated a proceeding TMT Media Corporation vs. Blagman Century Media, Inc. et al. (Superior Court of

                               CENTURY MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000


California, County of Los Angeles, Case BC273368) against Blagman, the Company and Robert Blagman personally, claiming the accelerated amount of $1,859,564. Management intends to answer and defend the matter in applicable time periods.